Exhibit 99.1

Education Funding Capital Trust-IV

Statements to Noteholders

August 31, 2004

(per Section 11.04)

Payments on each Series of Notes during the month ended:				August 31, 2004

		Principal	Interest	Carryover Interest
Series 2004 A-1		—	—	—
Series 2004 A-2		—	—	—
Series 2004 A-3		—	—	—
Series 2004 A-4		—	118,222.22	—
Series 2004 A-5		—	120,555.56	—
Series 2004 A-6		—	113,400.00	—
Series 2004 B-1		—	66,111.11	—

		—	418,288.89	—

Information on Each Series of Notes as of:				August 31, 2004

	Outstanding Principal	Pool Factor	Effective Interest Rate	Carryover Interest
LIBOR Floaters (3-month LIBOR):
Series 2004A-1	170,000,000.00	1.0000000	1.38000%	N/A
Series 2004A-2	390,000,000.00	1.0000000	1.50000%	N/A
Series 2004A-3	100,000,000.00	1.0000000	1.53000%	N/A

Auction Rate Notes (28-day ARS):
Series 2004A-4	100,000,000.00	1.0000000	1.70000%	—
Series 2004A-5	100,000,000.00	1.0000000	1.73000%	—
Series 2004A-6	90,000,000.00	1.0000000	1.70000%	—
Series 2004B-1	50,000,000.00	1.0000000	1.80000%	—

	1,000,000,000.00			—

Education Funding Capital Trust-IV

Statements to Noteholders

August 31, 2004

(per Section 11.04)

Value of the Trust Estate as of:	August 31, 2004

Principal Balance of Financed Student Loans	941,131,871.72
Accrued Interest on Financed Student Loans	5,982,840.54
Cash and Investment Balance	33,050,025.14
Accrued Interest on Cash and Investments	34,735.98

980,199,473.38

Accrued Interest and Fees with respect to the Notes	3,365,604.66

Pool Balance	941,131,871.72

Parity Percentage	97.68%

Senior Parity Percentage	102.82%

Rollforward of Indenture Funds during month ended:					August 31, 2004

	Distribution Account	Collection Account	Acquisition Account	Reserve Account	Capitalized Interest Account
Beginning Balance	3,819,406.41	8,859,964.47	131,000.00	10,000,000.00	5,000,000.00
Withdrawals	(6,083,291.82)	(2,263,885.41)	(131,000.00)	—	—
Deposits	2,263,885.41	12,372,637.77		—	—

Ending Balance	—	18,968,716.83	0.00	10,000,000.00	5,000,000.00

Amounts allocated during month ended:	August 31, 2004

Servicing fees	99,392.43
Administration fee	—
Auction agent fee	2,644.03
Broker dealer fee	66,100.86
Calculation agent fee	—
Trustee fee	2,041.67

170,178.99

Activity on Financed Student Loans during month ended:	August 31, 2004

Recoveries of Principal	4,899,782.78

Recoveries of Interest	2,119,214.77

Acquisitions of Financed Student Loans	—

Sales of Financed Student Loans	—

Initial federal reimbursement claims	215,628.88

Rejected federal reimbursement claims	—

Education Funding Capital Trust-IV

Statements to Noteholders

Portfolio Statistics

August 31, 2004

(per Section 11.04)

	Number of Borrowers	Outstanding Balance		ABI
		Dollars	Percentage
Portfolio Breakdown:
In-School	0	0	0.00%	0
Grace	0	0	0.00%	0

Total Interim	0	0	0.00%	0

Repayment - Current	22,952	657,715,646	69.89%	28,656
Repayment - Delinquent	2,591	73,249,520	7.78%	28,271
Forbearance	1,634	59,486,586	6.32%	36,405
Deferment	3,846	150,680,120	16.01%	39,178

Total Repayment	31,023	941,131,872	100.00%	30,337

Total Portfolio	31,023	941,131,872	100.00%	30,337

Breakdown of Delinquent:
11 - 30 days	1,374	36,889,895	3.92%	26,849
31 - 60 days	522	15,372,067	1.63%	29,448
61 - 90 days	304	9,259,227	0.98%	30,458
91 - 120 days	176	5,260,833	0.56%	29,891
121 - 150 days	105	3,085,049	0.33%	29,381
151 - 180 days	79	2,190,602	0.23%	27,729
181 - 210 days	30	1,176,225	0.12%	39,208
211 - 240 days	0	0	0.00%	0
241 - 270 days	0	0	0.00%	0
Over 270 days	0	0	0.00%	0
Claim Filed	1	15,622	0.00%	15,622

Total Delinquent	2,591	73,249,520	7.78%	28,271

Loan Type:
Stafford	0	0	0.00%	0
PLUS	0	0	0.00%	0
Consolidation	31,023	941,131,872	100.00%	30,337

Total	31,023	941,131,872	100.00%	30,337